UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2016

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02. Results of Operations and Financial Condition

On January 25, 2016, registrant issued a press release entitled “Halliburton Announces Fourth Quarter Income From Continuing Operations of $0.31 Per Diluted Share, Excluding Special Items."

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES FOURTH QUARTER INCOME FROM CONTINUING OPERATIONS OF $0.31 PER DILUTED SHARE, EXCLUDING SPECIAL ITEMS
Reported loss from continuing operations of $0.03 per diluted share

HOUSTON - January 25, 2016 - Halliburton Company (NYSE:HAL) announced today that income from continuing operations for the fourth quarter of 2015 was $270 million, or $0.31 per diluted share, excluding special items. This compares to income from continuing operations for the third quarter of 2015 of $265 million, or $0.31 per diluted share, excluding special items. Adjusted operating income was $473 million in the fourth quarter of 2015, compared to adjusted operating income of $506 million in the third quarter of 2015. Halliburton's total revenue in the fourth quarter of 2015 was $5.1 billion, compared to $5.6 billion in the third quarter of 2015.

As a result of the downturn in the energy market and its corresponding impact on the company’s business outlook, Halliburton recorded company-wide charges related primarily to asset write-offs and severance costs of approximately $192 million, after-tax, or $0.22 per diluted share, in the fourth quarter of 2015, compared to $257 million, after-tax, or $0.30 per diluted share, in the third quarter of 2015. Halliburton recorded Baker Hughes acquisition-related costs of $79 million, after-tax, or $0.09 per diluted share, in the fourth quarter of 2015, compared to $62 million, after-tax, or $0.07 per diluted share, in the third quarter of 2015. Halliburton also incurred $27 million, after-tax, or $0.03 per diluted share, of interest expense associated with the $7.5 billion debt issuance in the fourth quarter of 2015.

Reported loss from continuing operations was $28 million, or $0.03 per diluted share, in the fourth quarter of 2015, compared to reported loss from continuing operations of $54 million, or $0.06 per diluted share, in the third quarter of 2015. Reported operating income was $86 million for the fourth quarter of 2015, compared to reported operating income of $43 million for the third quarter of 2015.

Total revenue for the full year of 2015 was $23.6 billion, a decrease of $9.2 billion, or 28%, from 2014. Reported operating loss for 2015 was $165 million, compared to reported operating income of $5.1 billion for 2014. Both revenue and operating income declines resulted from the impact of reduced commodity prices creating widespread pricing pressure and activity reductions on a global basis. Adjusted income from continuing operations for 2015 was $1.3 billion, or $1.56 per diluted share, compared to adjusted income from continuing operations for 2014 of $3.4 billion, or $4.02 per diluted share. Reported loss from continuing operations for 2015 was $666 million, or $0.78 per diluted share, compared to reported income from continuing operations for 2014 of $3.4 billion, or $4.03 per diluted share.

-more-

“We are pleased with our fourth quarter and full-year results in this challenging environment, as once again we outperformed our peer group in North America and international revenue, both sequentially and on a full-year basis,” said Jeff Miller, President.

“Total company annual revenue of $23.6 billion declined 28% year-over-year, outperforming a 35% decline in both the average worldwide rig count and global drilling and completions spend.

“Our international business was resilient during 2015. Annual revenue declined 16% from the prior year, outperforming our largest peer sequentially and on a full year basis for both revenue and margins. Despite pricing and activity headwinds, we were able to improve 2015 operating margins due to a focus on cost management. North America revenue declined 39% compared to 2014, as a result of unprecedented declines in activity, with the U.S. land rig count ending the year down 64% from the 2014 peak.

“Fourth quarter total company revenue of $5.1 billion declined 9% sequentially, while adjusted operating income declined by 7% to $473 million.

“For our international business, fourth quarter revenue and operating income declined sequentially by 5% and 10%, respectively, as a result of price concessions and activity declines. In addition, due to customer budget constraints, we did not see the typical benefit from year-end equipment and software sales.

“In the Middle East / Asia region, revenue declined by 5% sequentially, with a similar decline in operating income of 6%. Lower activity levels in Saudi Arabia and Iraq were partially offset by modestly higher sales in China and increased activity in Kuwait and Oman.

“In Europe/Africa/CIS, revenue declined 6% sequentially with a decrease in operating income of 18%. The decline was primarily driven by activity reductions in the North Sea, partially offset by increased activity levels in Angola and Algeria.

“Latin America revenue and operating income declined sequentially by 6% and 9%, respectively, driven by reduced activity across most of the region. Partially offsetting this decline was improved activity levels in Mexico.

“North America revenue declined 13% sequentially, led by reduced activity and pricing concessions in US Land. Operating margins improved by 160 basis points, driven by cost reduction efforts, and year-end completion tool sales in the Gulf of Mexico. Our margins continue to include an elevated cost structure in North America, in anticipation of the pending Baker Hughes acquisition.

-more-

“Our strategy remains unchanged. We are focused on maintaining a strong customer portfolio, investing in more efficient technology, and delivering reliable, best-in-class service quality for our customers. We are looking through this cycle, drawing upon our management’s deep experience and preparing the business for growth when the industry recovers,” said Miller.

“We remain fully committed to closing the pending acquisition of Baker Hughes. We are continuing our discussions with competition authorities, and recently offered an enhanced set of divestitures in an effort to resolve competition-related concerns as soon as possible. We are diligently focused on pending regulatory reviews, the divestiture process, and planning for integration activities after the closing of the deal,” added Dave Lesar, Chairman and CEO.

“2016 is expected to be another challenging year for the industry. We believe our customers will remain focused on cost per barrel optimization and gaining higher levels of efficiency, both of which bode very well for Halliburton. Ultimately, when this market recovers we believe North America will respond the quickest and offer the greatest upside, and that Halliburton will be positioned to outperform,” concluded Lesar.

Completion and Production

Completion and Production (C&P) revenue in the fourth quarter of 2015 was $2.8 billion, a decrease of $369 million, or 12%, from the third quarter of 2015, primarily driven by activity and pricing headwinds in all regions. Sequentially, North America revenue declined as a result of seasonal activity reductions for pressure pumping as well as customer budget constraints, partially offset by higher year-end sales in the Gulf of Mexico. Latin America revenue declined sequentially for all product lines due to lower activity in Argentina, Mexico, Brazil and Colombia. Sequentially, Europe/Africa/CIS revenue declined as a result of lower cementing activity in the North Sea, and Middle East/Asia revenue improved due to increased stimulation services in Kuwait and Australia, as well as higher production solutions activity across the region.

C&P operating income was $144 million, which decreased $19 million, or 12%, compared to the third quarter of 2015. Sequentially, North America C&P operating income increased $15 million, or 31%, driven primarily by year-end sales in the Gulf of Mexico. Latin America C&P operating income decreased $37 million, or 70%, from the third quarter of 2015, as a result of lower completion sales in Mexico and lower stimulation activity in Argentina and Mexico. Europe/Africa/CIS C&P operating income fell $14 million, or 18%, sequentially, due to lower completion product sales and cementing services in the North Sea. Middle East/Asia C&P operating income improved by $17 million, or 21%, compared to the third quarter of 2015, resulting from higher stimulation services in Kuwait and Australia and higher production solution activity throughout the region.

-more-

Drilling and Evaluation

Drilling and Evaluation (D&E) revenue in the fourth quarter of 2015 was $2.3 billion, a decrease of $131 million, or 5%, from the third quarter of 2015, driven primarily by decreased drilling activity and logging services in the United States, Latin America, and Europe/Africa/CIS, along with reduced project management activity and drilling services in Middle East/Asia. This was partially offset by increased fluid services and software sales in Mexico.

D&E operating income was $399 million, which was essentially flat compared to the third quarter of 2015. North America D&E operating income increased $18 million, or 32%, sequentially, as a result of increased offshore activity and software sales in the United States. Latin America D&E operating income improved $27 million, or 49%, sequentially, primarily from increased fluid services, software sales, and testing activity in Mexico. Europe/Africa/CIS D&E operating income declined $13 million, or 18%, from the third quarter of 2015, mainly from reduced drilling services in Norway and Azerbaijan. Middle East/Asia D&E operating income fell $34 million, or 16%, sequentially, due to reduced drilling services in Saudi Arabia and Papua New Guinea, which coupled with lower project management services in Iraq more than offset higher drilling sales in China.

Corporate and Other

During the fourth quarter of 2015, Halliburton incurred $79 million, after-tax, for costs related to the pending Baker Hughes acquisition. Halliburton also incurred $27 million, after-tax, of interest expense associated with the $7.5 billion debt offering, which was recorded in "Interest expense, net".

Significant Recent Events and Achievements

•
Halliburton issued $7.5 billion aggregate principal amount of senior notes in five tranches: $1.25 billion of 5-year notes bearing interest at a fixed rate of 2.7% per year and maturing on November 15, 2020; $1.25 billion of 7-year notes bearing interest at a fixed rate of 3.375% per year and maturing on November 15, 2022; $2.0 billion of 10-year notes bearing interest at a fixed rate of 3.8% per year and maturing on November 15, 2025; $1.0 billion of 20-year notes bearing interest at a fixed rate of 4.85% per year and maturing on November 15, 2035; and $2.0 billion of 30-year notes bearing interest at a fixed rate of 5.0% per year and maturing on November 15, 2045. Halliburton intends to use the net proceeds of the offering for general corporate purposes, including financing a portion of the cash consideration component of Halliburton's pending acquisition of Baker Hughes.

-more-

•
Halliburton officially opened its Elmendorf South Texas Sand Plant with a ribbon-cutting ceremony. It is the largest Halliburton sand facility in the world and represents a $36 million investment. The facility, with eight silos and a laboratory, is located at the Alamo Junction Rail Park in Elmendorf, near the company's South Texas Operations Center in southern Bexar County. It has the capability to offload 150 railcars and load 450-500 trucks daily.

•
Halliburton's Landmark business line and CGG, a global provider of fully integrated geoscience technology and services, announced a geosciences technology collaboration. The collaboration will allow shared customers to seamlessly access best-in-class interpretation and reservoir characterization technologies and geoscience data from both companies, using the industry's first E&P enterprise class platform - Landmark's DecisionSpace®. The technology collaboration will significantly enhance existing unconventional and 4D workflows by providing full interoperability of combined capabilities across the complete lifecycle of the reservoir. These next generation software suites will support improved prospect generation, well location and path definition, completion design, development planning and reservoir management.

•
Halliburton held its 22nd annual Halliburton Charity Golf Tournament and raised a record of more than $3 million for 43 nonprofit organizations across the U.S., making it one of the largest non-PGA golf tournament fundraisers in Texas. The tournament surpassed the 2014 record of $2.4 million, and has donated almost $14 million to charities over its 22-year history.

About Halliburton
Founded in 1919, Halliburton is one of the world's largest providers of products and services to the energy industry. With approximately 65,000 employees, representing 140 nationalities in approximately 80 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir - from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s website at www.halliburton.com. Connect with Halliburton on Facebook, Twitter, LinkedIn, Oilpro, and YouTube.

-more-

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance and the pending Baker Hughes transaction, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: with respect to the Baker Hughes acquisition, the timing to consummate the proposed transaction; the terms, timing and completion of divestitures undertaken to obtain required regulatory approvals; the conditions to closing of the proposed transaction may not be satisfied or the closing of the proposed transaction otherwise does not occur; the risk a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Halliburton and Baker Hughes and the ultimate outcome of Halliburton’s operating efficiencies applied to Baker Hughes’s products and services; the effects of the business combination of Halliburton and Baker Hughes, including the combined company’s future financial condition, results of operations, strategy and plans; expected synergies and other benefits from the proposed transaction and the ability of Halliburton to realize such synergies and other benefits; with respect to the Macondo well incident, final court approval of, and the satisfaction of the conditions in, Halliburton's September 2014 settlement, including the results of any appeals of rulings in the multi-district litigation; indemnification and insurance matters; with respect to repurchases of Halliburton common stock, the continuation or suspension of the repurchase program, the amount, the timing and the trading prices of Halliburton common stock, and the availability and alternative uses of cash; changes in the demand for or price of oil and/or natural gas can be significantly impacted by weakness in the worldwide economy; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; protection of intellectual property rights and against cyber attacks; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and natural gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability and cost of raw materials; and integration and success of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2014, Form 10-Q for the quarter ended September 30, 2015, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

-more-

Additional Information

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Halliburton and Baker Hughes. In connection with this proposed business combination, Halliburton has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, including Amendments No. 1 and 2 thereto, and a definitive joint proxy statement/prospectus of Halliburton and Baker Hughes and other documents related to the proposed transaction. The registration statement was declared effective by the SEC on February 17, 2015 and the definitive proxy statement/prospectus has been mailed to stockholders of Halliburton and Baker Hughes. INVESTORS AND SECURITY HOLDERS OF HALLIBURTON AND BAKER HUGHES ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS, REGISTRATION STATEMENT AND OTHER DOCUMENTS FILED OR THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Halliburton and/or Baker Hughes through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Halliburton are available free of charge on Halliburton’s internet website at http://www.halliburton.com or by contacting Halliburton’s Investor Relations Department by email at investors@Halliburton.com or by phone at +1-281-871-2688. Copies of the documents filed with the SEC by Baker Hughes are available free of charge on Baker Hughes’ internet website at http://www.bakerhughes.com or by contacting Baker Hughes’ Investor Relations Department by email at alondra.oteyza@bakerhughes.com or by phone at +1-713-439-8822.

Participants in Solicitation

Halliburton, Baker Hughes, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Halliburton is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 7, 2015, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which was filed with the SEC on October 23, 2015. Information about the directors and executive officers of Baker Hughes is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on March 27, 2015, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which was filed with the SEC on October 21, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

-more-

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31		September 30
	2015	2014	2015
Revenue:
Completion and Production	$2,831	$5,471	$3,200
Drilling and Evaluation	2,251	3,299	2,382
Total revenue	$5,082	$8,770	$5,582
Operating income:
Completion and Production	$144	$1,051	$163
Drilling and Evaluation	399	477	401
Corporate and other	(70)	(83)	(58)
Impairments and other charges	(282)	(129)	(381)
Baker Hughes acquisition-related costs	(105)	(17)	(82)
Total operating income	86	1,299	43
Interest expense, net	(136)	(100)	(99)
Other, net	(43)	41	(34)
Income (loss) from continuing operations before income taxes	(93)	1,240	(90)
Income tax benefit (provision)	67	(336)	37
Income (loss) from continuing operations	(26)	904	(53)
Income (loss) from discontinued operations, net	—	1	—
Net income (loss)	$(26)	$905	$(53)
Net income attributable to noncontrolling interest	(2)	(4)	(1)
Net income (loss) attributable to company	$(28)	$901	$(54)
Amounts attributable to company shareholders:
Income (loss) from continuing operations	$(28)	$900	$(54)
Income from discontinued operations, net	—	1	—
Net income (loss) attributable to company	$(28)	$901	$(54)
Basic income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.03)	$1.06	$(0.06)
Income from discontinued operations, net	—	—	—
Net income (loss) per share	$(0.03)	$1.06	$(0.06)
Diluted income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.03)	$1.06	$(0.06)
Income from discontinued operations, net	—	—	—
Net income (loss) per share	$(0.03)	$1.06	$(0.06)
Basic weighted average common shares outstanding	856	848	855
Diluted weighted average common shares outstanding	856	850	855

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.
See Footnote Table 3 for Reconciliation of As Reported (Loss) from Continuing Operations to Adjusted Income from Continuing Operations.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended December 31
	2015	2014
Revenue:
Completion and Production	$13,682	$20,253
Drilling and Evaluation	9,951	12,617
Total revenue	$23,633	$32,870
Operating income (loss):
Completion and Production	$1,069	$3,670
Drilling and Evaluation	1,519	1,740
Corporate and other (a)	(268)	(167)
Impairments and other charges	(2,177)	(129)
Baker Hughes acquisition-related costs	(308)	(17)
Total operating income (loss)	(165)	5,097
Interest expense, net	(447)	(383)
Other, net (b)	(324)	(2)
Income (loss) from continuing operations before income taxes	(936)	4,712
Income tax benefit (provision)	274	(1,275)
Income (loss) from continuing operations	(662)	3,437
Income (loss) from discontinued operations, net	(5)	64
Net income (loss)	$(667)	$3,501
Net income attributable to noncontrolling interest	(4)	(1)
Net income (loss) attributable to company	$(671)	$3,500
Amounts attributable to company shareholders:
Income (loss) from continuing operations	$(666)	$3,436
Income (loss) from discontinued operations, net	(5)	64
Net income (loss) attributable to company	$(671)	$3,500
Basic income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.78)	$4.05
Income (loss) from discontinued operations, net	(0.01)	0.08
Net income (loss) per share	$(0.79)	$4.13
Diluted income (loss) per share attributable to company shareholders:
Income (loss) from continuing operations	$(0.78)	$4.03
Income (loss) from discontinued operations, net	(0.01)	0.08
Net income (loss) per share	$(0.79)	$4.11
Basic weighted average common shares outstanding	853	848
Diluted weighted average common shares outstanding	853	852

(a) Includes $195 million of activity in the year ended December 31, 2014 as a result of a reduction of our loss contingency liability and expected insurance recovery related to the Macondo incident.
(b) Includes a foreign currency loss of $199 million due to a currency devaluation in Venezuela in the year ended December 31, 2015.
See Footnote Table 2 for Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income.
See Footnote Table 4 for Reconciliation of As Reported Income (Loss) from Continuing Operations to Adjusted Income from Continuing Operations.

HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)

	(Unaudited)
	December 31	December 31
	2015	2014
Assets
Current assets:
Cash and equivalents	$10,077	$2,291
Receivables, net	5,317	7,564
Inventories	2,417	3,571
Assets held for sale (a)	2,115	—
Other current assets	1,683	1,221
Total current assets	21,609	14,647

Property, plant, and equipment, net	10,911	12,475
Goodwill	2,109	2,330
Other assets	2,313	2,713
Total assets	$36,942	$32,165

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,019	$2,814
Accrued employee compensation and benefits	838	1,033
Current maturities of long-term debt	659	14
Liabilities for Macondo well incident	400	367
Other current liabilities	1,443	1,638
Total current liabilities	5,359	5,866

Long-term debt	14,687	7,765
Employee compensation and benefits	457	691
Other liabilities	944	1,545
Total liabilities	21,447	15,867

Company shareholders’ equity	15,462	16,267
Noncontrolling interest in consolidated subsidiaries	33	31
Total shareholders’ equity	15,495	16,298
Total liabilities and shareholders’ equity	$36,942	$32,165

(a)	Assets held for sale primarily includes inventory; property, plant, and equipment; and allocated goodwill.

HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Year Ended December 31
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(667)	$3,501
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation, depletion, and amortization	1,835	2,126
Impairments and other charges, net of tax	1,529	90
Working capital (a)	1,018	(1,163)
Activity related to the Macondo well incident	(333)	(569)
Other	(476)	77
Total cash flows from operating activities	2,906	4,062

Cash flows from investing activities:
Capital expenditures	(2,184)	(3,283)
Other investing activities	(8)	145
Total cash flows from investing activities	(2,192)	(3,138)

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	7,440	—
Dividends to shareholders	(614)	(533)
Payments to reacquire common stock	—	(800)
Other financing activities	255	303
Total cash flows from financing activities	7,081	(1,030)

Effect of exchange rate changes on cash	(9)	41
Increase (decrease) in cash and equivalents	7,786	(65)
Cash and equivalents at beginning of period	2,291	2,356
Cash and equivalents at end of period	$10,077	$2,291
(a) Working capital includes receivables, inventories and accounts payable.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31		September 30
Revenue by geographic region:	2015	2014	2015
Completion and Production:
North America	$1,619	$3,731	$1,898
Latin America	277	448	336
Europe/Africa/CIS	491	655	518
Middle East/Asia	444	637	448
Total	2,831	5,471	3,200
Drilling and Evaluation:
North America	536	998	590
Latin America	417	626	403
Europe/Africa/CIS	471	691	503
Middle East/Asia	827	984	886
Total	2,251	3,299	2,382
Total revenue by region:
North America	2,155	4,729	2,488
Latin America	694	1,074	739
Europe/Africa/CIS	962	1,346	1,021
Middle East/Asia	1,271	1,621	1,334
Total revenue	$5,082	$8,770	$5,582

Operating income by geographic region:
Completion and Production:
North America	$(34)	$777	$(49)
Latin America	16	53	53
Europe/Africa/CIS	63	89	77
Middle East/Asia	99	132	82
Total	144	1,051	163
Drilling and Evaluation:
North America	75	141	57
Latin America	82	79	55
Europe/Africa/CIS	60	52	73
Middle East/Asia	182	205	216
Total	399	477	401
Total operating income by region:
North America	41	918	8
Latin America	98	132	108
Europe/Africa/CIS	123	141	150
Middle East/Asia	281	337	298
Corporate and other	(70)	(83)	(58)
Impairments and other charges	(282)	(129)	(381)
Baker Hughes acquisition-related costs	(105)	(17)	(82)
Total operating income	$86	$1,299	$43

See Footnote Table 1 for Reconciliation of As Reported Operating Income to Adjusted Operating Income.

HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Year Ended December 31
Revenue by geographic region:	2015	2014
Completion and Production:
North America	$8,352	$13,688
Latin America	1,340	1,633
Europe/Africa/CIS	2,081	2,595
Middle East/Asia	1,909	2,337
Total	13,682	20,253
Drilling and Evaluation:
North America	2,504	4,010
Latin America	1,809	2,242
Europe/Africa/CIS	2,094	2,895
Middle East/Asia	3,544	3,470
Total	9,951	12,617
Total revenue by region:
North America	10,856	17,698
Latin America	3,149	3,875
Europe/Africa/CIS	4,175	5,490
Middle East/Asia	5,453	5,807
Total revenue	$23,633	$32,870

Operating income by geographic region:
Completion and Production:
North America	$230	$2,618
Latin America	186	214
Europe/Africa/CIS	280	389
Middle East/Asia	373	449
Total	1,069	3,670
Drilling and Evaluation:
North America	228	598
Latin America	254	217
Europe/Africa/CIS	243	300
Middle East/Asia	794	625
Total	1,519	1,740
Total operating income by region:
North America	458	3,216
Latin America	440	431
Europe/Africa/CIS	523	689
Middle East/Asia	1,167	1,074
Corporate and other	(268)	(167)
Impairments and other charges	(2,177)	(129)
Baker Hughes acquisition-related costs	(308)	(17)
Total operating income (loss)	$(165)	$5,097

See Footnote Table 2 for Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income.

FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	December 31, 2015	December 31, 2014	September 30, 2015
As reported operating income	$86	$1,299	$43

Impairments and other charges:
Fixed asset impairments	112	47	154
Inventory write-downs	74	24	64
Severance costs	45	28	96
Intangible asset impairments	3	10	37
Other	48	20	30
Total Impairments and other charges	282	129	381

Baker Hughes acquisition-related costs	105	17	82

Adjusted operating income (a)	$473	$1,445	$506

(a)
Management believes that operating income adjusted for impairments and other charges and Baker Hughes acquisition-related costs for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014 is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted operating income is calculated as: “As reported operating income” plus "Total Impairments and other charges" and "Baker Hughes acquisition-related costs" for the quarters ended December 31, 2015, September 30, 2015, and December 31, 2014.

FOOTNOTE TABLE 2

HALLIBURTON COMPANY
Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Year Ended December 31
	2015	2014
As reported operating income (loss)	$(165)	$5,097

Impairments and other charges:
Fixed asset impairments	760	47
Inventory write-downs	484	24
Severance costs	352	28
Intangible asset impairments	212	10
Country closures	80	—
Other	289	20
Total Impairments and other charges	$2,177	$129

Baker Hughes acquisition-related costs	308	17

Macondo-related activity	—	(195)

Adjusted operating income (a)	$2,320	$5,048

(a)
Management believes that operating income (loss) adjusted for impairments and other charges and Baker Hughes acquisition-related costs for the years ended December 31, 2015 and December 31, 2014, and Macondo-related activity for the year ended December 31, 2014, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted operating income is calculated as: “As reported operating income (loss)” plus "Total Impairments and other charges" and "Baker Hughes acquisition-related costs" for the year ended December 31, 2015, and "As reported operating income (loss)" plus "Total Impairments and other charges", "Baker Hughes acquisition-related costs", and "Macondo-related activity" for the year ended December 31, 2014.

FOOTNOTE TABLE 3

HALLIBURTON COMPANY
Reconciliation of As Reported (Loss) from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015
As reported (loss) from continuing operations attributable to company	$(28)	$(54)
Impairments and other charges, net of tax (a)	192	257
Baker Hughes acquisition-related costs, net of tax (a)	79	62
Interest expense for acquisition, net of tax (a)	27	—
Adjusted income from continuing operations attributable to company (a)	$270	$265

As reported diluted weighted average common shares outstanding (b)	856	855
Adjusted diluted weighted average common shares outstanding (b)	858	857

As reported (loss) from continuing operations per diluted share (c)	$(0.03)	$(0.06)
Adjusted income from continuing operations per diluted share (c)	$0.31	$0.31

(a)
Management believes that (loss) from continuing operations adjusted for impairments and other charges, Baker Hughes acquisition-related costs, and interest expense associated with the acquisition is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income (loss) from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported (loss) from continuing operations attributable to company” plus "Impairments and other charges, net of tax", "Baker Hughes acquisition-related costs, net of tax", and "Interest expense for acquisition, net of tax".

(b)
As reported diluted weighted average common shares outstanding for the three months ended December 31, 2015 and September 30, 2015 both exclude options to purchase two million shares of common stock as their impact would be antidilutive since our reported income from continuing operations attributable to company was in a loss position during the periods. When adjusting income from continuing operations attributable to company in each period for the special items discussed above, these two million shares become dilutive.

(c)
As reported (loss) from continuing operations per diluted share is calculated as: "As reported (loss) from continuing operations attributable to company" divided by "As reported diluted weighted average common shares outstanding."
Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Adjusted diluted weighted average common shares outstanding."

FOOTNOTE TABLE 4

HALLIBURTON COMPANY
Reconciliation of As Reported Income (Loss) from Continuing Operations to
Adjusted Income from Continuing Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Year Ended December 31
	2015	2014
As reported income (loss) from continuing operations attributable to company	$(666)	$3,436
Impairments and other charges, net of tax (a)	1,529	90
Baker Hughes acquisition-related costs, net of tax (a)	243	17
Venezuela currency devaluation loss (a)	199	—
Interest expense for acquisition, net of tax (a)	27	—
Macondo-related activity, net of tax (a)	—	(124)
Bridge loan expense for acquisition, net of tax (a)	—	2
Adjusted income from continuing operations attributable to company (a)	$1,332	$3,421

As reported diluted weighted average common shares outstanding (b)	853	852
Adjusted diluted weighted average common shares outstanding (b)	855	852

As reported income (loss) from continuing operations per diluted share (c)	$(0.78)	$4.03
Adjusted income from continuing operations per diluted share (c)	$1.56	$4.02

(a)
Management believes that income (loss) from continuing operations adjusted for impairments and other charges, Baker Hughes acquisition-related costs, Venezuela currency devaluation loss, interest and bridge loan expenses associated with the acquisition, and Macondo-related activity is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes income (loss) from continuing operations without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effects of these items. Adjusted income from continuing operations attributable to company is calculated as: “As reported income (loss) from continuing operations attributable to company” plus "Impairments and other charges, net of tax", "Baker Hughes acquisition-related costs, net of tax", "Venezuela currency devaluation loss", and "Interest expense for acquisition, net of tax" for the year ended December 31, 2015, and "As reported income (loss) from continuing operations attributable to company" plus "Impairments and other charges, net of tax", "Baker Hughes acquisition-related costs, net of tax", "Macondo-related activity, net of tax", and "Bridge loan expense for acquisition, net of tax" for the year ended December 31, 2014.

(b)
As reported diluted weighted average common shares outstanding for the year ended December 31, 2015 excludes options to purchase two million shares of common stock as their impact would be antidilutive since our reported income from continuing operations attributable to company was in a loss position during the period. When adjusting income from continuing operations attributable to company in the period for the special items discussed above, these two million shares become dilutive.

(c)
As reported income (loss) from continuing operations per diluted share is calculated as: "As reported income (loss) from continuing operations attributable to company" divided by "As reported diluted weighted average common shares outstanding."
Adjusted income from continuing operations per diluted share is calculated as: "Adjusted income from continuing operations attributable to company" divided by "Adjusted diluted weighted average common shares outstanding."

Conference Call Details
Halliburton will host a conference call on Monday, January 25, 2016, to discuss the fourth quarter 2015 financial results. The call will begin at 8:00 AM Central Time (9:00 AM Eastern Time).

Please visit the website to listen to the call live via webcast. Interested parties may also participate in the call by dialing (866) 804-3547 within North America or (703) 639-1328 outside North America. A passcode is not required. Attendees should log in to the webcast or dial in approximately 15 minutes prior to the call’s start time.

A replay of the conference call will be available on Halliburton’s website for seven days following the call. Also, a replay may be accessed by telephone at (888) 266-2081 within North America or (703) 925-2533 outside of North America, using the passcode 1665267.

###

CONTACTS

For Investors:
Kelly Youngblood
Halliburton, Investor Relations
Investors@Halliburton.com
281-871-2688

For Media:
Emily Mir
Halliburton, Public Relations
PR@Halliburton.com
281-871-2601

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date:	January 25, 2016	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary